UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2007

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202

1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 277-6661 / (514) 521-1786
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2007, Molson Coors Brewing Company (“Molson Coors” or the “Company”) announced that Peter Swinburn has been appointed president and chief executive officer of Coors Brewing Company, effective December 1, 2007.  Biographical and other information with respect to Mr. Swinburn required by Item 5.02(c) of Form 8-K, including information with respect to material plans, contracts and arrangements in which he participates, is contained in Molson Coors’s Proxy Statement for its Annual Meeting of Stockholders held on May 16, 2007, filed with the Securities and Exchange Commission on April 11, 2007, and such information is incorporated herein by reference.  The material terms of any amended compensation arrangements for Mr. Swinburn in connection with such appointment is unavailable at this time, but will be reported when finalized and approved by the Board of Directors.

On October 9, 2007, Molson Coors also announced that Mark Hunter will replace Mr. Swinburn as chief executive officer of Coors Brewers Limited, effective December 1, 2007.  Mr. Hunter, age 44, has served as chief commercial officer of Molson Canada since May 2005.  From 1997 to 2005, he served as marketing director of Bass Brewers Ltd., which was acquired by Coors Brewing Company, a wholly owned subsidiary of the Company, in 2002 and renamed Coors Brewers Limited.  Mr. Hunter participates in the Molson Coors Incentive Plan and the Company’s Long Term Incentive program but is not otherwise a party to and does not participate in any material plan, contracts or arrangements.   The material terms of any amended compensation arrangements for Mr. Hunter in connection with such appointment is unavailable at this time, but will be reported when finalized and approved by the Board of Directors.

A copy of Molson Coors’s press release announcing the appointments of Messrs. Swinburn and Hunter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibit(s)

Exhibit No.            Description

99.1                 Press release issued by Molson Coors Brewing Company dated October 9, 2007 announcing the appointment of Peter Swinburn and Mark Hunter.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date: October 12, 2007	By:	/s/ Samuel D. Walker
Samuel D. Walker
Chief Legal Officer